Exhibit 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002

Solely  for  the  purposes  of  complying  with  18  U.S.C.  s.1350  as  adopted  pursuant  to section 906 of the Sarbanes-Oxley act  of 2002,  I, the undersigned Chief Financial  Officer of  iGambit  Inc.  (the  “Company”),  hereby  certify,  based  on  my  knowledge,  that  the

Quarterly  Report  on  Form  10-Q  of  the  Company  for  the  quarter  ended  March  31,  2013,

(the  “Report”)  fully  complies  with  the  requirements  of  Section  13(a)  of  the  Securities

Exchange  Act  of  1934  and  that  information  contained  in  the  Report  fairly  presents,  in  all material respects, the financial condition and results of operations of the Company.

May 14, 2014

/s/ Elisa Luqman

Chief Financial Officer

(Principal Financial Officer)